UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[x]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12
GOOD TIMES RESTAURANTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

GOOD TIMES RESTAURANTS INC.

601 Corporate Circle

Golden, Colorado 80401

Telephone: (303) 384-1440

Dear Shareholder:

You recently received a copy of the proxy statement relating to the Special Meeting of Shareholders (the “Annual Meeting”) of Good Times Restaurants Inc. (the “Company”). After we mailed the proxy statement, we discovered that the proxy card enclosed therewith omitted the column allowing you to vote “Against” a proposal.  A corrected proxy card is attached hereto as Exhibit A. The date of the Annual Meeting remains Friday, February 7, 2014. No revisions are being made to the previous proxy statement, as filed with the Securities and Exchange Commission on December 31, 2013.

Please be advised that the missing column listed on a particular proxy card will not affect the validity of the proxy granted thereby. Therefore, if you have already delivered a proxy with respect to the Annual Meeting, you do not need to take any further action at this time unless you wish to revoke your proxy or change your vote on the proposal. If you have not yet delivered a proxy, you may use the previously received proxy card, or you may use the attached corrected form of proxy card; either form will be accepted.

As stated in the proxy statement you received previously, you may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•

You may submit another properly completed proxy card with a later date.

•

You may send a timely written notice that you are revoking your proxy to our Secretary at 601 Corporate Circle, Golden, Colorado 80401.

•

You may attend the Annual Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank if you wish to revoke your proxy.

The enclosed amended proxy card, along with the current version of the proxy materials for the Annual Meeting and our Annual Report on Form 10-K for the year ended September 30, 2013, are also available at www.goodtimesrestaurants.com.

Please accept our apology for any confusion this error may have caused.

By Order of the Board of Directors,

Sincerely,

/s/ Boyd E. Hoback
President, Chief Executive Officer and Director

EXHIBIT A

GOOD TIMES RESTAURANTS INC.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 7, 2014.

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on February 7, 2014 and the Proxy Statement, and appoints Boyd E. Hoback and Susan M. Knutson (or either of them), the proxy of the undersigned, each with full power of substitution, to vote all shares of common stock of Good Times Restaurants Inc., a Nevada corporation (the “Company”), that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on February 7, 2014, beginning at 9:00 a.m. local time, at the Company’s corporate offices, which are located at 601 Corporate Circle, Golden, Colorado 80401, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the matter set forth herein.

PROPOSAL #1 – ELECTION OF DIRECTORS.  To elect eight directors of the Company to serve for the next year;

Director Nominees:

Geoffrey R. Bailey	For	[ ]	Against	[ ]	Abstain	[ ]
David L. Dobbin	For	[ ]	Against	[ ]	Abstain	[ ]
Reuven Har-Even	For	[ ]	Against	[ ]	Abstain	[ ]
Boyd E. Hoback	For	[ ]	Against	[ ]	Abstain	[ ]
Gary J. Heller	For	[ ]	Against	[ ]	Abstain	[ ]
Steven M. Johnson	For	[ ]	Against	[ ]	Abstain	[ ]
Eric W. Reinhard	For	[ ]	Against	[ ]	Abstain	[ ]
Alan A. Teran	For	[ ]	Against	[ ]	Abstain	[ ]

PROPOSAL #2 – 2008 PLAN AMENDMENT. To consider and approve an amendment to the Company’s 2008 Omnibus Equity Incentive Compensation Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 500,000 shares to a total of 1,000,000 shares, referred to herein as the “2008 Plan Amendment”;

For	[ ]	Against	[ ]	Abstain	[ ]

PROPOSAL #3 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of HEIN & ASSOCIATES LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

For	[ ]	Against	[ ]	Abstain	[ ]

This proxy when properly executed will be voted in the manner directed by the undersigned.

If this proxy is properly executed but no voting directions are given, this proxy will be voted “For” the approval of Proposal #1, Proposal #2 and Proposal #3.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting.  As of the date of the accompanying Proxy Statement, the Company did not know of any other matters to be presented at the meeting.  If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors.

Please sign exactly as your name appears below.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned:	Dated:

Signature of Shareholder	Signature (if held jointly)
(Sign exactly as name appears on stock certificate)